EXHIBIT 10.16

                                   INDUSTRIAL
                                 LEASE AGREEMENT

     THIS LEASE is executed this _____ day of October, 2001, by and between DUKE CONSTRUCTION LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and UNITED STATIONERS SUPPLY CO., an Illinois corporation ("Tenant").

                                   WITNESSETH:

                          ARTICLE 1 - LEASE OF PREMISES

     SECTION 1.01. BASIC LEASE PROVISIONS AND DEFINITIONS.

A. Leased Premises (shown outlined on EXHIBIT A attached hereto): 125 Horizon Drive; Suwanee, Georgia 30024; located in Horizon Park (the "Park");

B.   Rentable Area: approximately 600,674 square feet (the "Building")

     Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building. Landlord's determination of Rentable Area shall conclusively be deemed correct for all purposes hereunder.

C.   Tenant's Proportionate Share: 100%;

D.   Minimum Annual Rent:

           Year 1                     $1,729,941.10
           Year 2                     $1,729,941.10
           Year 3                     $1,729,941.10
           Year 4                     $1,729,941.10
           Year 5                     $1,729,941.10
           Year 6                     $1,940,177.00
           Year 7                     $1,940,177.00
           Year 8                     $1,940,177.00
           Year 9                     $1,940,177.00
           Year 10                    $1,940,177.00

E.   Monthly Rental Installments:

           Months   1 - 12              $144,161.75
           Months  13 - 24              $144,161.75
           Months  25 - 36              $144,161.75
           Months  37 - 48              $144,161.75
           Months  49 - 60              $144,161.75
           Months  61 - 72              $161,681.41
           Months  73 - 84              $161,681.41
           Months  85 - 96              $161,681.41
           Months  97 -108              $161,681.41
           Months 109 -120              $161,681.41

F.   Lease Term: Ten (10) years;

G. Commencement Date: In accordance with the provisions of Section 2.02 herein;

H.   Security Deposit: Zero and no/100 Dollars ($0.00);

I.   Guarantor(s): None;

J.   Broker(s): John Crawford of Grubb & Ellis Company representing Tenant;

K. Permitted Use: Storage and distribution of office and business products, including janitorial and sanitation supplies, office and administrative uses and call center services;

L.   Address for notices:

     Landlord:                  Duke Construction Limited Partnership
                                3950 Shackleford Rd., Suite 300
                                Duluth, Georgia 30096
                                Attn: Asset/Property Management

     Tenant:                    United Stationers Supply Co.
                                125 Horizon Drive
                                Suwanee, Georgia 30024

     With a copy to:            United Stationers Supply Co.
                                2200 East Golf Road
                                Des Plaines, Illinois  60016-1267
                                Attn: Legal Department

     Address for rental and other payments:

                                Duke Construction Limited Partnership
                                P.O. Box 945703
                                Atlanta, Georgia 30394-5703

     Exhibits attached hereto:
                             EXHIBIT A:   Site Plan
                             EXHIBIT B-1: Project Specifications
                             EXHIBIT B-2: Project Design Schedule
                             EXHIBIT C:   Tenant's Acceptance of Premises
                             EXHIBIT D:   Subordination, Non-disturbance and
                                          Attornment Agreement
                             EXHIBIT E:   Special Stipulations

     SECTION 1.02. LEASED PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord, under the terms and conditions herein, the Leased Premises, Building and Common Areas as defined herein.

                         ARTICLE 2 - TERM AND POSSESSION

     SECTION 2.01. TERM. The term of this Lease ("Lease Term") shall be for the period of time and shall commence on the Commencement Date described in the Basic Lease Provisions. Upon delivery of possession of the Leased Premises to Tenant, Tenant shall execute Landlord's Tenant's Acceptance of Premises form, attached hereto as EXHIBIT C, acknowledging (i) the Commencement Date of this Lease, and (ii) that Tenant has accepted the Leased Premises.

     SECTION 2.02. CONSTRUCTION.

     A. SCOPE. The scope of the work for the shell and tenant finish improvements ("Work") to be performed by Landlord is set forth in the project specifications and written descriptions thereto all of which are listed on the attached PRELIMINARY EXHIBIT B-1. Landlord will prepare final plans and specifications and actual working drawings which will be mutually agreed to by both Tenant and Landlord and upon completion, substituted and attached hereto as EXHIBIT B-1 ("Plans and Specifications"). Subject to force majeure events (as defined herein) and other events beyond Landlord's control, Landlord shall construct in a good workmanlike manner all of the Work and supply all work, labor, materials and equipment necessary to complete the Work in accordance with the Plans and Specifications, which shall include, without limitation, the installation of landscaping, parking lots, driveways and all improvements as shown on the Plans and Specifications. Landlord shall receive a construction management fee of ten percent (10%) of the cost incurred by Landlord to complete the tenant finish improvements, together with general conditions.

     B. CHANGE ORDERS. Tenant shall have the right to request in writing that Landlord make changes from time to time in the Work of a non-structural nature, and Landlord shall not unreasonably refuse to do so. Notwithstanding the foregoing, Landlord shall have the right to refuse to perform Tenant requested changes to the Work which delay the construction of the Work. Any additional increase in cost associated with said changes shall be paid to Landlord within ten (10) days of receipt of an invoice for same but not before the Commencement Date. Change orders that result in a credit may, at the written election of Tenant, be either applied toward the cost of additional current or future work. A construction management fee equal to ten percent (10%), together with general conditions, shall be

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charged to all change order work. Any change order work that shall decrease the cost associated with the construction of the Leased Premises shall not be subject to any additional charges or credits.

     C. PROJECT DESIGN SCHEDULE AND PERMITS. The Work shall be constructed by Landlord in a good and workmanlike manner and in accordance with the Project Design Schedule attached hereto as EXHIBIT B-2. Landlord shall apply for and obtain as expeditiously as possible all permits, licenses and certificates necessary for the construction of the Work and for the occupancy thereof by Tenant. Landlord does not guarantee or warrant that all necessary permits, licenses or certificates shall be granted by or available from the applicable governing body.

     D. OFFICE SPACE ALLOWANCE. As further consideration for Tenant's performance of all obligations to be performed by Tenant under this Lease, Landlord shall contribute the amount of Thirty-Five and 00/100 Dollars ($35.00) per square feet towards finish improvements in the office portion of the Leased Premises ("Landlord's Contribution"), which area is estimated to be approximately 32,000 square feet (the "Office Space"). Landlord's Contribution shall be used for alterations, improvements, fixtures and equipment which become part of or are attached or affixed to the Office Space, including walls, wall coverings and floor coverings, but excluding trade fixtures, furniture and furnishings or other personal property. In the event the cost of improving the Office Space exceeds of Landlord's Contribution, the excess shall be paid by Tenant to Landlord within ten (10) days of receipt of an invoice for same but not before the Commencement Date.

     E. SUBSTANTIAL COMPLETION, POSSESSION AND COMMENCEMENT DATE. The Leased Premises, shall be deemed to be substantially completed at such time as (i) Landlord shall certify in writing to Tenant that the Work has been completed in substantial accordance with the Plans and Specifications described above subject only to minor punch list items (i.e., such unfinished items as shall not impair Tenant's ability to use the Leased Premises in the manner intended by the Lease) to be mutually agreed to and identified by Tenant and Landlord during a joint inspection of the Leased Premises prior to substantial completion, (ii) Landlord shall have obtained all necessary governmental approvals and inspections, all systems are fully operational, and sufficient utilities are available to service the Leased Premises and are connected to mains and all meters are set and activated, (iii) the project architect shall certify in writing to Tenant pursuant to and in accordance with form AIA-G704 as to those same matters in (i) and (ii) immediately preceding, and (iv) the issuance of a temporary certificate of occupancy which shall allow Tenant to commence its business operations. At such time as the last of the foregoing requirements shall have been satisfied, Landlord shall deliver possession of the Leased Premises to Tenant. Subject to force majeure events or delays caused by the Tenant, in no event shall substantial completion occur later than October 15, 2002. The date upon which Landlord shall deliver possession of the Leased Premises to Tenant in substantially completed condition is herein called the "Commencement Date". Upon delivery of possession of the Leased Premises to Tenant, Tenant shall execute Landlord's Tenant's Acceptance of Premises form, attached hereto as EXHIBIT "C", acknowledging (i) the Commencement Date of this Lease, and (ii) that Tenant has accepted the Leased Premises.

     Notwithstanding the foregoing, if substantial completion of the Work is delayed beyond October 15, 2002 as a result of any act or omission of Tenant (including, without limitation, any delay in approving the Plans and Specifications, change orders requested by Tenant or the installation of racking within the warehouse portion of the Leased Premises by Tenant), then, for purposes of determining the Commencement Date, substantial completion shall be deemed to occur on the date that substantial completion would have occurred but for such act or omission of Tenant.

     F. FIXTURING AND PUNCHLIST ITEMS. Landlord shall give Tenant written notice on or before June 12, 2002 permitting access to the Building. From and after receipt of said notice, or earlier with consent of Landlord, Tenant shall have the right of going into the Leased Premises to complete interior decoration work, installation of warehouse equipment, install fixtures, telephone and communication wiring. Upon Tenant's entry of Leased Premises as set forth above, Tenant shall arrange his schedule so as not to unreasonably interfere with or delay the other work of Landlord in unoccupied portion of the Leased Premises or any permitting or inspecting process being carried on at the same time and Tenant and its contractor shall comply with Landlord's or its agent's directions and safety procedures while working in the Leased Premises. Landlord shall have no liability for loss or damage to Tenant's fixtures, equipment or any other items or property brought into the Leased Premises by the Tenant or its contractors, subcontractors, agents or representatives prior to Commencement Date which Tenant agrees to insure against loss, damage or theft. Tenant and Landlord shall prepare a punchlist of uncompleted items to the Leased Premises upon the date the same shall be substantially completed. Landlord agrees that all punchlist items shall be completed within thirty (30) days of the preparation of such list unless such list contains long lead-time items or as otherwise agreed to by both Tenant and Landlord.

     G. WARRANTY. Landlord hereby warrants for a period of one (1) year from the Commencement Date, the Work against defects in materials and workmanship, routine maintenance

(except as to Landlord's obligations herein) and ordinary wear and tear excepted. The foregoing warranties cover all materials, labor and equipment for repairs but do not cover consequential damages, such as lost profits or opportunity, incurred by the Tenant. In addition to the foregoing, upon the Commencement Date, Landlord shall enforce for the benefit of Tenant all warranties and guarantees relating to the Work and any and all systems contained therein. Landlord shall provide Tenant with copies of all warranties and guarantees applicable to the Work and Landlord shall consult with Tenant as to the application and restrictions applicable to all such warranties and guarantees. Tenant shall not take any action that shall invalidate any of the foregoing warranties or guarantees and shall provide Landlord with written notice of all warranty claims. Tenant will notify Landlord promptly upon discovery of any potential problems that may be covered under the foregoing warranties. Without limiting Landlord's duty to perform repairs under any warranties contained herein, the extent and performance of any repairs required under the foregoing warranties will be mutually agreed to between Landlord and Tenant so as to minimize the disruption to Tenant's business operations.

     H. CALL CENTER. Landlord agrees to construct the Call Center at Tenant's sole cost and expense. It is estimated that the cost to construct the Call Center and additional parking (total parking spaces on the site will be 400 spaces) will be One Million Two Hundred Seventy-Three Thousand Six Hundred Thirteen and no/100 Dollars ($1,273,613.00) ("Additional Cost"). Tenant shall pay the Additional Cost to Landlord within ten (10) days of receipt of an invoice for same but not before substantial completion of said improvements. Tenant and Landlord shall execute a Memorandum of Agreement which shall specify the actual cost to design and construct the Call Center before the commencement of such work. Landlord shall receive a construction management fee of ten percent (10%), together with general conditions which is included in the Additional Cost.

     I. EASEMENTS. Landlord hereby reserves the right to grant or establish reasonable easements along the property lines of the land upon which the Building is constructed and/or under the parking areas and/or other areas of the Leased Premises which are exterior to the Building provided the installation, operation, use, maintenance and repair thereof will not materially or adversely interfere with the Tenant's use and enjoyment of the Leased Premises.

     SECTION 2.03. SURRENDER OF THE PREMISES. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good condition and repair. Tenant shall also remove its personal property, trade fixtures and any of Tenant's alterations designated by Landlord, promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing prior to the installation of such items. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All Tenant property which is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant's cost without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

     SECTION 2.04. HOLDING OVER. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at one hundred fifty percent (150%) the Monthly Rental Installment in effect at the end of the Lease Term, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This SECTION 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

                                ARTICLE 3 - RENT

     SECTION 3.01. BASE RENT. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated.

     SECTION 3.02. ADDITIONAL RENT. In addition to the Minimum Annual Rent Tenant shall pay directly to the applicable party when due as "Additional Rent,": (a) all Operating Expenses for the Leased Premises, Building and Common Areas; (b) all Insurance Premiums (as herein defined); and (c) all Real Estate Taxes (as herein defined).

     "Operating Expenses" shall mean all necessary expenses for operation, repair, replacement and maintenance to keep the Building and Common Areas in good order, condition and repair (including all additional direct costs and expenses of operation and maintenance of the Building) including, but not limited to, utilities; stormwater discharge fees; license, permit, inspection and other fees; fees and assessments imposed by any covenants or owners' association; security services; and maintenance, repair and replacement of the Building systems, driveways, parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, drainage strips, sewer and plumbing lines, exterior walls, foundation, structural frame, roof and gutters.

     To the extent that the Landlord shall reasonably determine that any of the roof, walls, foundation or structural frame of the Building shall require replacement during the Lease Term, such replacement shall be made by Landlord. The cost associated with such replacement shall be amortized over the useful life of the improvement, in accordance with generally accepted accounting principles, together with interest at twelve percent (12%), and only the amortized portion thereof (during any given Lease year) shall be paid by Tenant to Landlord within ten (10) days of receipt of an invoice for same.

     "Insurance Premiums" shall include premiums and deductible amounts for insurance coverage on the Building or Common Areas and shall include all fire and extended coverage insurance on the Building and all liability insurance coverage on the Common Areas of the Building, and the grounds, sidewalks, driveways and parking areas on the Land, together with such other insurance coverages, including, but not limited to, rent interruption insurance.

     "Real Estate Taxes" shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or common areas by any authority having the power to so charge or tax, together with costs and expenses Tenant may incur of contesting the validity or amount of Real Estate Taxes. Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises. Nothing herein shall limit Tenant's ability to contest Real Estate Taxes.

     Tenant agrees to pay as Additional Rent to Landlord, upon demand, its pro rata share of any utility surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any Federal, State, Municipal or local governmental authorities in connection with the use or occupancy of the Leased Premises.

     SECTION 3.03. LATE CHARGES. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, Tenant shall pay to Landlord an administrative fee equal to five percent (5%) of the past due amount, together with such past due amounts, upon demand. Notwithstanding the foregoing sentence, Landlord shall provide Tenant with a written courtesy notice of such default and Tenant shall have an additional five (5) days to cure such default before Landlord imposes such late charge; provided, however, that Landlord shall not be required to give such courtesy notice more than one (1) time with respect to any particular default, nor more than two (2) times in any consecutive twelve (12) month period with respect to any payment defaults in the aggregate.

     SECTION 3.04. NET LEASE. It is the purpose and intent of Landlord and Tenant that (except as otherwise expressly provided in this Lease) the base rental payable under this Lease be net to Landlord so that this Lease shall yield, net to Landlord, the Minimum Annual Rent specified in Section 1.01.D. for each lease year of this Lease. Tenant therefore covenants and agrees with Landlord to pay and discharge on a timely basis, as Additional Rent hereunder, in addition to those items set forth above and in Articles 6 and 8 hereof, all reasonable and customary costs, expenses, and obligations of every kind and nature whatsoever relating to the Leased Premises which benefit Tenant or are at Tenant's request, excepting only any costs, expenses and/or obligations which arise as a result of the negligence, intentional misconduct or unauthorized acts of Landlord or Landlord's agents or employees, or the Landlord's breach or default in the performance of any obligation of Landlord under the terms of this Lease. Notwithstanding the foregoing, nothing contained herein shall be construed to require Tenant to make any debt service payments under any secured or unsecured indebtedness of Landlord or to pay any costs and expenses which this Lease expressly provided for Landlord to pay, if any, or to pay any income taxes, franchise taxes, estate or gift taxes, inheritance taxes, transfer taxes, recording taxes or intangible taxes of Landlord.

                          ARTICLE 4 - SECURITY DEPOSIT

                              INTENTIONALLY OMITTED

                                 ARTICLE 5 - USE

     SECTION 5.01. USE OF LEASED PREMISES. The Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord.

     SECTION 5.02. COVENANTS OF TENANT REGARDING USE. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, (iii) comply with any protective covenants applicable to the Park which are in effect and as may hereafter be adopted and promulgated and (iv) comply with and obey all reasonable directions of the Landlord, including any rules and regulations that may be adopted by Landlord from time to time. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Tenant at the sole expense of Tenant.

     SECTION 5.03. LANDLORD'S RIGHTS REGARDING USE. Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time upon reasonable notice (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant's expense. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

                       ARTICLE 6 - UTILITIES AND SERVICES

     Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services for the Leased Premises, Building and Common Areas. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

                       ARTICLE 7 - MAINTENANCE AND REPAIRS

     SECTION 7.01. TENANT'S RESPONSIBILITY. During Lease Term and subject to the provisions of Section 3.02 herein, Tenant shall, at its own cost and expense, maintain the Leased Premises, Building and Common Areas in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, sprinkler and plumbing systems, the roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, and shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems, and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord's standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis. In the event Tenant fails to maintain the Leased Premises as required herein or fails to commence repairs (requested by Landlord in writing) within thirty (30) days after such request, or fails diligently to proceed thereafter to complete such repairs, Landlord shall have the right in order to preserve the Leased Premises or portion thereof, and/or the appearance thereof, to make such repairs or have a contractor make such repairs and charge Tenant for the cost thereof as additional rent, together with interest at the rate of twelve percent (12%) per annum from the date of making such payments.

     SECTION 7.02. ALTERATIONS. Tenant shall not permit alterations in or to the Leased Premises unless and until the plans and the contractor have been approved by Landlord in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. Upon completion of the work, Tenant shall provide lien waivers from the subcontractors or a final affidavit of lien waiver from the general contractor, and such lien waiver shall be in a form acceptable to Landlord. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record or bonded or otherwise insured over within thirty (30) days after

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filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

                              ARTICLE 8 - CASUALTY

     SECTION 8.01. CASUALTY. In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty and upon receipt of the insurance proceeds with respect to the casualty, Landlord agrees to promptly restore and repair the Leased Premises; provided, however, Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any. Tenant agrees to also pay Landlord any deductible amount elected to be maintained by Tenant. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph and in the event of a destruction agrees to accept any offer by Landlord to provide Tenant with comparable space within the project in which the Leased Premises are located on the same terms as this Lease. Notwithstanding the provisions of this paragraph, if any such damage or destruction occurs within the final two (2) years of the term hereof, then Landlord, in its sole discretion, may, without regard to the aforesaid one hundred eighty (180) day period, terminate this Lease by written notice to Tenant. In the event of such termination, Tenant's obligation to pay Minimum Annual Rent and Additional Rent shall cease as of the date of the casualty.

     SECTION 8.02. ALL RISK COVERAGE INSURANCE. During the Lease Term, Tenant shall maintain all risk coverage insurance for the full replacement cost of the Building by an Insurance Carrier acceptable to Landlord, and shall also protect Tenant's property on the Leased Premises. Landlord shall not be liable for any damage to Tenant's property, regardless of cause, including the negligence of Landlord and its employees, agents and invitees. Tenant hereby expressly waives any right of recovery against Landlord for damage to any property of Tenant located in or about the Leased Premises, Building or Common Areas, however caused, including the negligence of Landlord and its employees, agents and invitees. All insurance policies maintained by Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease.

     SECTION 8.03. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waive any and all right to recovery, claim, action or cause of action, against the other, its agents, directors, officers or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of insurance policies referred to in Sections 8.02 and 9.02 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, directors, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party.

                         ARTICLE 9 - LIABILITY INSURANCE

     SECTION 9.01. TENANT'S RESPONSIBILITY. Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, the Building or the Common Areas, or (ii) the occurrence of any accident in or about the Leased Premises or the Common Areas, or (iii) any act or neglect of Tenant or any other tenant or occupant of the Building or of any other person, unless such damage, injury or death is directly and solely the result of Landlord's negligence; and Tenant hereby releases Landlord from any and all liability for the same. Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury, and/or damage to property arising from or out of (i) any occurrence in, upon or at the Leased Premises, however caused, including occurrences caused by the sole or contributory negligence of Tenant or its respective agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers, or (ii) any occurrence elsewhere on the Leased Premises occasioned wholly or in part by any act or omission caused by the Tenant or its agents, customers, invitees, concessionaire, contractors, servants, vendors, materialmen or suppliers. In case Landlord shall be made a party to any litigation commenced by or against the Tenant for any of the above reasons, then Tenant shall protect and hold Landlord harmless and pay all reasonably required costs, penalties, charges, damages, expenses and reasonable attorneys' fees paid by Landlord. It is understood that the provisions of this
Section 9.01 shall apply except to the
extent any such liability is caused directly by Landlord's negligence or that of its agents, materialmen, vendors or suppliers. This provision shall survive the expiration or earlier termination of this Lease.

     SECTION 9.02. TENANT'S INSURANCE. Tenant shall carry general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A. All Risk Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of the Leased Premises, Building, Common Areas and Tenant's property.

B. Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $3,000,000 Combined Single Limit for both bodily injury and property damage.

C.   Worker's Compensation: minimum statutory amount.

D.   Business interruption insurance.

The insurance policies under Article 8 and Article 9 shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Tenant fails to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.

                           ARTICLE 10 - EMINENT DOMAIN

     If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving thirty (30) days' written notice to Tenant on or before the date that actual possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease as of the date that actual possession thereof is so taken by giving written notice to Landlord. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award, unless any amount paid to Landlord expressly includes an amount given to compensate Tenant for any loss or damage it sustains.

                      ARTICLE 11 - ASSIGNMENT AND SUBLEASE

     Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or denied. In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

     Notwithstanding the foregoing, Tenant may freely transfer and assign this Lease or sublet all or any portion of the Leased Premises (i) to any affiliate or subsidiary of Tenant or (ii) in connection with any merger, consolidation or sale of assets of Tenant, without having to obtain any consent or approval of Landlord; provided, however, that any such assignment or subletting shall not result in Tenant being released or discharged from any liability under this Lease except to the extent Tenant ceases to exist following any such merger or consolidation. Tenant shall provide Landlord with written notice of such assignment or subletting prior to or promptly following the effective date of such assignment or subletting. Tenant agrees to reimburse Landlord in an amount equal to the lesser of Five Hundred Dollars ($500.00) in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

                       ARTICLE 12 - TRANSFERS BY LANDLORD

     SECTION 12.01. TRANSFERS. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Landlord" named herein, or in the case of a subsequent transfer, the transferor shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder, and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument which Landlord deems necessary or desirable to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building. Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default.

     SECTION 12.02. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT. Landlord shall use commercially reasonable efforts, upon written request by Tenant and at Tenant's sole expense, to obtain a Subordination, Non-Disturbance and Attornment Agreement executed by holders of any mortgages on the Leased Premises providing that (i) in the event the mortgagee files suit to foreclose the mortgage, the mortgagee will not join Tenant in the foreclosure proceedings so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease, (ii) in the event mortgagee succeeds to the interest of mortgagor, as Landlord, and Tenant is not in default under the terms, covenants or conditions of the Lease, the mortgagee shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, (iii) Tenant agrees to attorn to mortgagee, and (iv) Tenant agrees to give mortgagee notice of Landlord's default and opportunity to cure.

                         ARTICLE 13 - DEFAULT AND REMEDY

     SECTION 13.01. DEFAULT. The occurrence of any of the following shall be a "Default":

     (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within thirty (30) days after the same is due. Notwithstanding the foregoing sentence, Landlord shall provide Tenant with a written courtesy notice of such default and Tenant shall have an additional five
(5) days after receipt of notice to cure such default before Landlord exercises any of its remedies hereunder provided, however, that Landlord shall not be required to give such courtesy notice more than one (1) time with respect to any particular default, nor more than two (2) times in any consecutive twelve (12) month period with respect to any payment defaults in the aggregate.

     (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently completes the required action within a reasonable time.

     (c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

     (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

     SECTION 13.02. REMEDIES. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to
Tenant:

     (a) Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

     (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate of interest) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant's default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, such payment shall not constitute a penalty or forfeiture, but shall constitute full liquidated damages due to Landlord as a result of Tenant's default. Landlord and Tenant acknowledge that Landlord's actual damages in the event of a default by Tenant under this Lease will be difficult to ascertain, and that the liquidated damages provided above represent the parties' best estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, as permitted by Section 13-6-7 of the Official Code of Ga. Annotated it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

     (c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

     (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

     SECTION 13.03. LANDLORD'S DEFAULT AND TENANT'S REMEDIES. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

     SECTION 13.04. LIMITATION OF LANDLORD'S LIABILITY. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

     SECTION 13.05. NONWAIVER OF DEFAULTS. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     SECTION 13.06. ATTORNEYS' FEES. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith.

                ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

                              INTENTIONALLY DELETED

                 ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING
                  ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.

     SECTION 15.01. DEFINITIONS.

     (a) "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

     (b) "Hazardous Substances" - Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws and petroleum products.

     SECTION 15.02. COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

     SECTION 15.03. RESTRICTIONS ON TENANT. Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, Building or Common Areas, or the transportation to or from the Leased Premises, Building or Common Areas of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

     SECTION 15.04. NOTICES, AFFIDAVITS, ETC. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, Building or Common Areas, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, Building or Common Areas and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises, Building or Common Areas.

     SECTION 15.05. LANDLORD'S RIGHTS. Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises, Building or Common Areas and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises, Building or Common Areas. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

     SECTION 15.06. TENANT'S INDEMNIFICATION. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

                           ARTICLE 16 - MISCELLANEOUS

     SECTION 16.01. BENEFIT OF LANDLORD AND TENANT. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

     SECTION 16.02. GOVERNING LAW. This Lease shall be governed in accordance with the laws of the State where the Building is located.

     SECTION 16.03. GUARANTY. Not applicable.

     SECTION 16.04. FORCE MAJEURE. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by a force majeure event, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies including but not limited to the issuance of all necessary permits for the construction and occupancy of the Building.

     SECTION 16.05. EXAMINATION OF LEASE. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

     SECTION 16.06. INDEMNIFICATION FOR LEASING COMMISSIONS. Tenant's Broker and Landlord's Broker (collectively, "Broker") shall each be entitled to receive a commission in the amounts, and upon the terms and conditions, contained in a separate commission agreement between Landlord and such parties. Tenant warrants and represents to Landlord that, other than Broker, no other party is entitled, as a result of the actions of Tenant, to a commission or other fee resulting from the execution of this Lease; and in the event Tenant extends or renews this Lease, or expands the Leased Premises, and Tenant's Broker is entitled to a commission under the above-referenced commission agreement, Tenant shall pay all commissions and fees payable to any party (other than Tenant's Broker) engaged by Tenant to represent Tenant in connection therewith. Landlord warrants and represents to Tenant that, except as set forth above, no other party is entitled, as a result of the actions of Landlord, to a commission or other fee resulting from the execution of this Lease. Landlord and Tenant agree to indemnify and hold each other harmless from any loss, cost, damage or expense (including reasonable attorneys' fees) incurred by the nonindemnifying party as a result of the untruth or incorrectness of the foregoing warranty and representation, or failure to comply with the provisions of this subparagraph. Tenant's Broker is representing Tenant in connection with this Lease, and is not representing Landlord. Landlord's Broker, or employees of Landlord or its affiliates, are representing Landlord and are not representing Tenant. The parties acknowledge that certain officers, directors, shareholders, or partners of Landlord or its general partner(s), are licensed real estate brokers and/or salesmen under the laws of the State of Georgia. Tenant consents to such parties acting in such dual capacities.

     SECTION 16.07. NOTICES. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in
Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given on the date which is three business days after mailing. Either party may change its address by giving written notice thereof to the other party.

     SECTION 16.08. PARTIAL INVALIDITY; COMPLETE AGREEMENT. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

     SECTION 16.09. FINANCIAL STATEMENTS. In the event that Tenant is no longer a publicly traded company, during the Lease Term and any extensions thereof, but not more than annually, Tenant shall provide to Landlord within thirty (30) days of Landlord's written request therefor, a copy of Tenant's most recent audited and certified financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied. Landlord shall keep all such statements confidential.

     SECTION 16.10. CONSENT. Where the consent of a party is required, such consent will not be unreasonably withheld.

     SECTION 16.11. TIME. Time is of the essence of each term and provision of this Lease.

     SECTION 16.12. REPRESENTATIONS AND WARRANTIES. The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; (ii) the Tenant is authorized to do business in the State where the Building is located; and (iii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.


     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

Signed, sealed and delivered         LANDLORD:
as to Landlord, in the
presence of:
                                     DUKE CONSTRUCTION LIMITED
                                     PARTNERSHIP, a Delaware limited partnership
---------------------------
Unofficial Witness                       By:  Duke Business Centers Corporation,
                                              its sole general partner

                                              By:
---------------------------                      -------------------------------
Notary Public                                          W. Gregory Thurman
                                                       Senior Vice President

Signed, sealed and delivered         TENANT:
as to Tenant, in the
presence of:                         UNITED STATIONERS SUPPLY CO., an
                                     Illinois corporation

---------------------------
Unofficial Witness                            By:
                                                 -------------------------
                                              Name:
                                                   -----------------------
                                              Title:
                                                    ----------------------

---------------------------
Notary Public                                 Attest:
                                                      --------------------
                                              Name:
                                                   -----------------------
                                              Title:
                                                    ----------------------

                                   PRELIMINARY
                                   EXHIBIT B-1

                             PROJECT SPECIFICATIONS

                                   EXHIBIT B-2

                             PROJECT DESIGN SCHEDULE

                                    EXHIBIT C

                             ACCEPTANCE OF PREMISES

Tenant:
                  --------------------------------------------------

Landlord:
                  --------------------------------------------------

Date Lease Signed:
                           -----------------------------------------

Term of Lease:
                           -----------------------------------------

Address of Leased Premises: Suite ______ containing approximately _____________ square feet,

located at______________________________________________________________________

________________________________________________________________________________

Commencement Date:
                   ---------------------------------------

Expiration Date:
                   ---------------------------------------


The above described premises are accepted by Tenant as suitable for the purpose for which they were let. The above described lease term commences and expires on the dates set forth above. Tenant acknowledges that it has received from Landlord ________ number of keys to the Leased Premises. It is understood that there is a punch list which will be completed after move-in and will be an exhibit to the Tenant Estoppel.

TENANT                                      LANDLORD

-------------------------------             -------------------------------
    (Type Name of Tenant)                       (Type Name of Landlord)

By:                                         By:
   ----------------------------                ----------------------------
         (Signature)                                   (Signature)

-------------------------------             -------------------------------
     (Type Name and Title)                       (Type Name and Title)

                                    EXHIBIT D

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS AGREEMENT, made as of the ___ day of _____________ , 2001, between _____________ with offices at ("Tenant") and (herein, together with its successors, transferees and assigns, the "Mortgagee");

     W I T N E S S E T H:

     WHEREAS, Mortgagee is about to or has heretofore granted to_______________,

a Georgia limited partnership (the "owner") a first mortgage loan, which loan is secured by a security deed (herein "Mortgage") dated as of ____________ , 2001 and duly recorded on _________ , 2001 in the land records of Gwinnett County, Georgia; and

     WHEREAS, the Mortgage is to be a first and prior lien upon the Owner's fee estate in the real property described in Exhibit "A" annexed hereto ("Mortgaged Premises"); and

     WHEREAS, Tenant is occupying a portion of the Mortgaged Premises under a lease dated as of _____ , 2001 in which Owner is Landlord (the "Lease") covering that portion of the Mortgaged Premises therein more particularly described (the "Leased Premises"); and

     WHEREAS, Tenant desires to be assured of its continued and undisturbed occupancy of the Leased Premises should the Mortgage be foreclosed or the Mortgaged Premises sold pursuant to any power of sale contained therein and Mortgagee is agreeable thereto.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and in further consideration of the sum of ONE DOLLAR ($1.00) each to the other in hand paid, the receipt whereof is hereby acknowledged, Tenant and Mortgagee mutually covenant and agree as follows:

     FIRST: The Lease and all of Tenant's rights, interest and estate therein and thereunder are hereby made subject and subordinate to the lien of the Mortgage and to any extensions, renewals, replacements, modifications, additions or consolidations thereof and to all rights, title and interest of Mortgagee and its successors and assigns therein and thereunder.

     SECOND: In the event, however, proceedings shall ever be instituted by Mortgagee to foreclose or liquidate the Mortgage, the Tenant's possession of its leased portion of the Mortgaged Premises shall not be disturbed by the foreclosure proceedings and the Mortgaged Premises shall be sold at any foreclosure sale subject to Tenant's possession on condition that:

     (a) there shall be, at the time of commencement of foreclosure proceedings, as well as all subsequent times, no default by Tenant in the due and timely observance and performance of any covenant and agreement in the Lease to be observed and performed by Tenant which has not been cured after delivery of notice and expiration of any applicable cure period; and

     (b) the Tenant shall not have entered into any agreement modifying any term, condition or agreement of the Mortgagee-approved Lease without the prior written consent of Mortgagee.

     THIRD: Tenant shall attorn to Mortgagee while Mortgagee is in possession of the Mortgaged Premises, or to a Receiver appointed in any action or proceeding to foreclose the Mortgage. In the event of the completion of foreclosure proceedings and sale of the Mortgaged Premises or in the event the Mortgagee should otherwise acquire possession of the Mortgaged Premises, the Tenant will promptly upon demand attorn to the purchaser at the foreclosure sale or to the Mortgagee, as the case may be, and will recognize such purchaser or the Mortgagee as the Tenant's landlord. The Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the Mortgagee or the purchaser at the foreclosure sale, as the case may be, any instrument which may be necessary or appropriate to such successor landlord to evidence such attornment. The Tenant shall, upon demand of the Mortgagee or any Receiver or purchaser at the foreclosure sale, pay to the Mortgagee or to such Receiver or purchaser, as the case may be, all rental monies then due or as they thereafter become due.

     FOURTH: Upon the attornment provided for in preceding Paragraph THIRD the Tenant's occupancy shall thereafter be in full force and effect as under a direct Lease between Mortgagee, the Receiver or the purchaser at the foreclosure sale, as the case may be, and Tenant. It is specifically understood and agreed that Mortgagee or any such Receiver or purchaser shall not be:

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     (a) subject to any offsets, claims or defenses which Tenant might have against any prior landlord except as expressly allowed for in the Lease; or

     (b) bound by any rent or additional rent which Tenant might have paid for more than one month in advance to any prior landlord; or

     (c) bound by any amendment or modification of the Lease made without the prior written consent of the Mortgagee.

     FIFTH: On and after the date Tenant in good standing attorns to Mortgagee or any Receiver or subsequent owner in pursuance of its agreement herein set forth, Mortgagee, the Receiver or such subsequent owner will undertake and perform all subsequent obligations of the Landlord as set forth in the Lease for the benefit of and undisturbed occupancy of Tenant under the Lease.

     SIXTH: Tenant agrees it will not amend, modify nor abridge the Lease in any way, nor cancel or surrender the same without prior written approval of the Mortgagee other than by reason of an uncured default of the Landlord under the Lease, nor will the Lease ever merge into the fee in the event that Mortgagee acquires fee title to the Mortgaged Premises.

     SEVENTH: Any notices or other communication to be given hereunder by either party shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if sent as provided in the Lease.

     EIGHTH: Mortgagee has and shall have the continuing right to execute and record in the Land Records of Gwinnett County, Georgia at any time, in its unilateral discretion, a Declaration of Subordination for the purpose of thereby subordinating its rights, title and interest in and under the Mortgage to the rights, title and interest of Tenant under the Lease. Such Declaration of Subordination shall, at Mortgagee's election, operate, function and be in full force and effect for whatever period of time Mortgagee declares therein that it shall be in force not exceeding the term of the Lease and any extensions thereof and the said Declaration may be voided unilaterally by Mortgagee when it so elects.

     NINTH: Tenant waives any and all rights it may have to execute and record after the date hereof any document purporting to again or further subordinate its right, title or interest under the Lease to the lien of either the Mortgage or any other mortgage or deed of trust or any ground lease or any agreement modifying or amending the Mortgage except with the written consent of Mortgagee.

     TENTH: This Agreement cannot be changed orally but only in writing signed by both parties hereto.

     ELEVENTH: This Agreement may be recorded by either party at its own expense in the Land Records of Gwinnett County, Georgia whenever, in its sole discretion, either party elects so to do.

     TWELFTH: All of the terms, covenants and conditions hereof shall run with the Mortgaged Premises and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                    (SIGNATURES CONTAINED ON FOLLOWING PAGE)

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, acknowledged and delivered the day and year first above written.

SIGNED, SEALED AND DELIVERED                TENANT:
in the presence of:

---------------------------

                                            BY:
---------------------------                    -----------------------------

                                            MORTGAGEE:

                                            BY:
---------------------------                    -----------------------------

---------------------------

     The undersigned Owner of the leased and mortgaged premises hereby consents to the foregoing Agreement and agrees to be bound by and subject to the terms thereof.

                                            BY:
                                               -----------------------------

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                                    EXHIBIT E

                              SPECIAL STIPULATIONS

     The Special Stipulations set forth herein are hereby incorporated into the body of the Lease and to the extent of any conflict between these Special Stipulations and the Lease, these Special Stipulations shall govern and control.

1.   OPTION TO EXTEND.

     A. GRANT AND EXERCISE OF OPTION. Provided (i) Tenant has not been in default hereunder at any time during the Lease Term (the "Original Term"), (ii) the creditworthiness of Tenant is then acceptable to Landlord, (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises for the term immediately preceding the Extension Term (defined below), and (iv) the current use of the Leased Premises is acceptable to Landlord, Tenant shall have the option to extend the Original Term for two (2) successive periods of five (5) years each (the "Extension Term(s)"). The Extension Term shall be upon the same terms and conditions contained in the Lease for the Original Term except (i) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any and (ii) the Minimum Annual Rent shall be adjusted as set forth below (the "Rent Adjustment"). Tenant shall exercise such option by (i) delivering to Landlord, no later than six (6) months prior to the expiration of the Original Term or, if applicable, the Extension Term, written notice of Tenant's desire to extend the Original Term or, if applicable, the Extension Term, and (ii) delivering to Landlord within ten (10) business days of receipt of the Rent Adjustment, written notice of its acceptance thereof. Unless Landlord otherwise agrees in writing, Tenant's failure to timely exercise such option shall waive it and any succeeding option. Landlord shall notify Tenant of the amount of the Rent Adjustment no later than ninety (90) days prior to the commencement of the applicable Extension Term. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use by Landlord) reflecting the terms and conditions of the Extension Term.

     B. MARKET RENT ADJUSTMENT. The Minimum Annual Rent for the applicable Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective tenants of Landlord for space of comparable size and quality and with similar or equivalent improvements in similar buildings in the vicinity, excluding free rent and other concessions; provided, however, that in no event shall the Minimum Annual Rent per square foot during any Extension Term be less than the highest Minimum Annual Rent per square foot payable during the immediately preceding term. The Minimum Monthly Rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

2. COMPLIANCE WITH ADA. Landlord, at Landlord's sole cost and expense, shall ensure that upon the Commencement Date, the Building, Common Areas and the Leased Premises are in compliance with the requirements of the Americans With Disabilities Act and/or laws governing the Leased Premises, excepting only that Tenant shall be responsible during the Lease Term for such costs and expenses as may be required as a direct result of Tenant's use of the Leased Premises or Tenant's alterations to the Leased Premises.

3. SIGNAGE Provided that Tenant complies with all zoning and other municipal and county regulations, Tenant may, at its own expense, erect an exterior building sign on the upper level of the Building, and a monument sign at the entrance to the Building and interior signage within the Leased Premises (collectively, "Signs") concerning its business. Tenant agrees to maintain such signs in a first-class manner and in compliance with all zoning and building codes throughout the Lease Term. Upon the expiration or early termination of this Lease, Tenant shall remove the signs and repair any damage to the Building or Leased Premises caused thereby. Landlord does not warrant the availability of such Signs to Tenant. Except for the gross negligence or willful misconduct of Landlord, Tenant shall indemnify and hold harmless Landlord from any and all liability concerning loss or damage or injury to any person (including death resulting therefrom) or property connected with or arising from the Signs or the rights granted to the Tenant herein. Landlord shall contribute an allowance up to the amount of Ten Thousand and no/100 Dollars ($10,000) (the "Signage Allowance"), which will be used solely for the design and installation of the Signs. Any Signs not in conformity with this provision may be removed by the Landlord. Any costs in excess of the Signage Allowance shall be borne solely by Tenant.

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4. ADDITIONAL ALLOWANCES

     A. LANDSCAPING ALLOWANCE. Landlord shall contribute an allowance up to the amount of One Hundred Seventy-Five Thousand Two Hundred Fifty and No/100 Dollars ($175,000.00) (the "Landscaping Allowance"), which Tenant may use solely for the design and installation of landscaping around the Leased Premises. In the event Tenant's landscaping costs exceed the Landscaping Allowance, the excess shall be paid by Tenant to Landlord fifty percent (50%) before the commencement of the change order work and fifty percent (50%) within ten (10) days of receipt of an invoice for same.

     B. ELECTRICAL ALLOWANCE. Landlord shall contribute an allowance up to the amount of One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) (the "Electrical Allowance"), to be used solely for Tenant specified electrical distribution, excluding overhead lighting panels, main transformer, switch gear and building feed. In the event Tenant's electrical costs exceed the Electrical Allowance, the excess shall be paid by Tenant to Landlord fifty percent (50%) before the commencement of the change order work and fifty percent (50%) within ten (10) days of receipt of an invoice for same.

5. PARKING Tenant shall be entitled to four hundred (400) unreserved parking spaces. No vehicle may be repaired or serviced in the parking area and any vehicle deemed abandoned by Landlord will be towed from the project and all costs therein shall be borne by the Tenant. There shall be no parking permitted on any of the streets or roadways located within the Park.

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